EXHIBIT 10.1

this note does not represent a deposit and is not insured by the federal deposit insurance corporation or any other governmental agency.  this note represents an unsecured obligation of summit financial group, inc.

this note has not been registered under the securities act of 1933, as amended (the “act”), or registered or qualified under the securities laws of any state, and the holder hereof cannot make any sale, assignment or other transfer of any such note except pursuant to an offering of such note duly registered under the act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the company shall not, at the time, require registration under the act and/or registration or qualification under any state securities laws.

$5,000,000                                                                                                                                                                                         March 30, 2009

SUMMIT FINANCIAL GROUP, INC.
10% Subordinated Promissory Note Due March 31, 2019

FOR VALUE RECEIVED, the undersigned, SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation (the “Company”), hereby promises to pay to the order of ALLEGHENY WOOD PRODUCTS, INC. or registered assigns (the “Holder”), the principal sum of FIVE MILLION DOLLARS ($5,000,000) on March 31, 2019 and to pay interest on the unpaid balance thereof at the rate of 10% per annum, as provided for herein.

Section 1.              Definitions.

Section 1.1.           As used herein, the term “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in Moorefield, West Virginia are authorized by law to close.

Section 1.2.           Interest Payment Date shall have the meaning provided in Section 3.

Section 1.3.           As used herein, the term “Junior Securities” means (i) shares of Common Stock of the Company, (ii) shares of any other class or classes of capital stock of the Company, (iii) any other non-debt securities of the Company (whether or not such other securities are convertible into Junior Securities of the Company), or (iv) debt securities of the Company (other than this Note) as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such debt securities are not Senior Indebtedness with respect to, or do not rank  pari passu with, this Note.

Section 1.4.           As used herein, the term “Note” shall mean this Note.

Section 1.5.           Note Register shall have the meaning provided in Section 9.1.

Section 1.6.           Notice of Redemption shall have the meaning provided in Section 6.2.

Section 1.7.           As used herein, “Redemption Date” shall mean the date specified in the Notice of Redemption on which the company shall return all or a portion of the Notes.

Section 1.8.           Redemption Price shall have the meaning provided in Section 6.1.

Section 1.9.           As used herein, “Senior Indebtedness” shall mean shall mean any obligation of the Company to its general creditors and the principal (and premium, if any) and interest on the following whether now outstanding or subsequently incurred, assumed or created, including (i) indebtedness of the Company for money borrowed or purchased, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, and obligations associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements and (ii) any deferrals, renewals, extensions and refundings of any such Senior Indebtedness; other than (i) any indebtedness or obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation (A) is not Senior Indebtedness with respect to the Note or (B) ranks pari passu with this Note, and (ii) indebtedness evidenced by this Note.

Section 1.10          As used herein, the “Special Record Date” shall mean the date fixed by the Company to determine holders of record of this Note which date shall not be more than 15 days nor less than 10 days prior to the date of the proposed payment of defaulted interest pursuant to Section 3.

Section 2.              Principal.  The principal amount of this Note shall be due and payable on March 31, 2019.  Payment of the principal shall be made by check mailed to the address of the Holder of this Note as it appears in the Note Register to be maintained by the Company.

Section 3.              Interest.  Interest on this Note shall begin to accrue on the date hereof and shall be due and payable monthly in arrears on the first day of each month during the term hereof (each an “Interest Payment Date”), commencing May 1, 2009 (or the next Business Day following such date, in the event such date is not a Business Day).  Interest will accrue based on the actual number of days that principal is outstanding over a year of 360 days.  Payments of interest will be made on the Interest Payment Dates to the person in whose name this Note is registered at the close of business on the Regular Record Date which shall be the 15th day of each month next preceding such Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the person in whose name this Note is registered at the close of business on a Special Record Date for the proposed payment of such defaulted interest (to be fixed as described below), notice whereof shall be sent to the Holder of this Note by first-class, postage prepaid mail at his address as it appears in the Note Register not less than 10 days prior to such Special Record Date or (ii) in any other lawful manner.  Subject to the foregoing provision, each Note delivered upon registration of transfer of, or in exchange for or in lieu of, any other Note shall carry the rights to accrue interest and to accrued, but unpaid, interest which were carried by such other Note.  Payment of  interest is to be made by check mailed to the address of the person entitled thereto as it appears in the Note Register to be maintained by the Company.

Section 4.              Subordination/Ranking.

Section 4.1.           (a) All payments of principal and interest pursuant to this Note shall be subordinated, in the manner and to the extent provided in this Note, to the prior payment in full of all “Senior Indebtedness.”  The Company covenants and agrees that, anything herein to the contrary notwithstanding, the indebtedness evidenced by this Note is subordinate and junior in right of payment to all Senior Indebtedness to the extent provided herein, and the Holder of this Note, by such Holder’s acceptance hereof, likewise covenants and agrees to the subordination herein provided and shall be bound by the provisions hereof.  Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

(b)           In the event that the Company shall default in the payment of any principal of (or premium, if any), or interest on, any Senior Indebtedness when the same become due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holder(s) of Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of (or premium, if any), or interest on, this Note, or in respect of any redemption, repayment, retirement, purchase or other acquisition of this Note.

(c)           In the event of

(i)	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

(ii)	any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

(iii)	any assignment by the Company for the benefit of creditors, or

(iv)	any other marshaling of the assets of the Company,

all Senior Indebtedness (including any interest thereon, whether accruing before or after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of this Note on account of the principal of, or interest on, this Note.  Any payment or distribution, whether in cash, securities or other property which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holder of this Note, together with the holders of any obligations of the Company ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any, and interest on, this Note and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to this Note and such other obligations.

(d)           In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property shall be received by any Holder of this Note in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full.  In the event of the failure of any such Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

(e)           Nothing contained herein shall impair, as between the Company and the Holder of this Note, the obligation of the Company to pay such Holder the principal of, (and premium, if any) and interest on, this Note or prevent such Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default (as defined in Section 8 hereof) hereunder, all subject to the rights of the holders of the Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the Holders of this Note.

Section 4.2.           Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding.  Upon the payment in full of all Senior Indebtedness, the Holder of this Note together with all other subordinated debt of the Company ranking on a parity therewith shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the indebtedness evidenced by this Note shall have been paid in full, and such payments or distributions received by the Holder thereof, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and such Holders on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness and not on account of this Note.  No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by this Note by any act or failure to act on the part of the Company.

Section 4.3.           The provisions of this Note shall not impair any rights, remedies or powers of any secured creditor of the Company in respect of any security interest.  The securing of any obligations of the Company otherwise ranking on a parity with this Note or ranking junior to such Note shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with such Note or ranking junior to such Note.

Section 4.4.           No modification or amendment of the subordination provisions of Section 4 hereof in a manner adverse to the holders of Senior Indebtedness may be made without the consent of all holders of Senior Indebtedness.

Section 4.5.           This Note shall rank pari passu with the Company’s Variable Rate Subordinated Debt Security Due October 15, 2015.  This Note shall rank senior to (i) the Company’s Floating Rate Junior Subordinated Debt Securities due 2032, (ii) the Company’s Junior Debt Securities Due 2034 and (iii) the Company’s Floating Rate Junior Subordinated Notes due 2036.

Section 5.              Certain Covenants.

Section 5.1.           Company May Consolidate, Etc. Only on Certain Terms.  The Company shall not consolidate or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Company shall not permit any person to consolidate with or merge into the Company, unless, in case the Company shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, in form satisfactory to the Company, the due and punctual payment of the principal of (and premium, if any), and interest on, all of the Notes and the performance or observance of every covenant of the Notes on the part of the Company to be performed or observed.

Section 5.2.           So long as any principal remains outstanding hereunder, the Company will not, without the prior written consent of the Holder, which consent will not be unreasonably withheld, enter into any transactions involving the acquisition of a bank or bank or bank holding company.

Section 6.              Optional Redemption.

Section 6.1.           This Note (or any successor Note) may be redeemed at the election of the Company, as a whole or from time to time in part, on any Interest Payment Date on or after April 1, 2014 at the then outstanding principal amount of the Note (the “Redemption Price”).  The Redemption Price will be delivered to the Holder, together with accrued, but unpaid, interest to the Redemption Date.

Section 6.2.           Notice of Redemption shall be in writing and sent by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, to the Holder at such Holder’s address appearing in the Note Register.

All Notices of Redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price,

(c)	in the case of partial redemption of the Note, the principal amount to be redeemed,

(d)	that on the Redemption Date the Redemption Price will become due and payable upon such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

(e)	the place or places where any such Note is to be surrendered for payment of the Redemption Price.

Any immaterial defect in said notice shall not affect the validity of the proceedings for the redemption of any other Note or portion thereof.  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been given whether or not the Holder receives said notice.

Section 6.3.           Prior to any Redemption Date, the Company shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and accrued, but unpaid, interest on, any Note which is to be redeemed on that date.

Notice of redemption having been given as aforesaid, any Note so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Note shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest payable on an Interest Payment Date occurring prior to or on the Redemption Date shall be payable to the Holders of such Note registered as such at the close of business on the relevant Regular Record Date.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

Section 6.4.           Any Note which is to be redeemed only in part shall be surrendered at the principal office of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 7.              Affirmative Covenants.

Section 7.1.           The Company will use its best efforts to preserve and keep in full force and effect its corporate existence and maintain all rights, licenses and permits necessary to the proper conduct of its business.

Section 7.2.           The Company will at all times keep proper books of record and account in which full, true and correct entries will be made of all of its dealings, businesses and affairs in accordance with sound accounting practices.

Section 7.3.           The Company will not (1) declare or pay any dividend or make any other distribution on any Junior Securities of the Company, except dividends or distributions payable in Junior Securities of the Company, or (2) make any special or extraordinary payments to any of the Company’s shareholders, employees, or directors or their affiliates, or (3) purchase, redeem or otherwise acquire or retire for value any Junior Securities of the Company, except Junior Securities acquired upon conversion thereof into other Junior Securities of the Company, or (4) permit a subsidiary of the Company to purchase, redeem or otherwise acquire or retire for value any Junior Securities of the Company or make any special or extraordinary payments to any of the Company’s shareholders, employees or directors or their affiliates, if, at the time such dividend, distribution, purchase, redemption, other acquisition or payment is effected, a default in the payment of any interest upon any Note when it becomes due and payable or a default in the payment of the principal of (or premium, if any, on) any Note at its maturity shall have occurred and be continuing.

Section 7.4            In the event that the Company issues additional subordinated debt in the future, the Company commits that this Note will rank pari passu with all such future subordinated debt issuances.

Section 8.              Default Provisions.  Upon the occurrence of any one or more of the following events (herein called “Events of Default”), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           the entry of a decree or an order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy law, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or

(b)           the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under such law, or

(c)           the appointment of a receiver for Summit Community Bank, the Company’s wholly-owned subsidiary,

then the Holder of this Note, at any time thereafter that such Event of Default is continuing, by notice in writing mailed or delivered to the Company, declare the unpaid principal of all this Note and all interest then accrued, but unpaid, on such Note immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by the Company.

In case any one or more defaults under this Note shall occur and be continuing, the Holder of this Note may, to the extent permitted by law, proceed to protect and enforce the rights of such Holder either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in the aid of the exercise of any power granted in this Note, or proceed to obtain a judgment or any other relief whatsoever appropriate to the action or proceeding, or proceed to enforce any other legal or equitable right of the Holder of this Note.

Section 9.              Registration, Registration of Transfer and Exchange.

Section 9.1            The Company shall cause to be kept at the principal office of the Company a register (the register maintained in such office being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Note and of transfers of this Note, subject to applicable state and federal securities laws.  Upon surrender for registration of transfer of the Note at the principal office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes in minimum denominations of $1,000 and integral multiples of $1,000.

At the option of the Holder, this Note may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of this Note for such exchange.  Whenever the Note is so surrendered for exchange, the Company shall execute and deliver the Note which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.  Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a Notice of Redemption of Notes selected for redemption under Section 6.1 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 9.2.           If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by it to save the Company and any agent harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 9.3.           If an Event of Default shall have occurred and be continuing, a Holder shall have a right to do either or both of the following for a purpose reasonably related to such Holder’s interest as a Holder:  (a) inspect and copy the Note Register during usual business hours upon five (5) business days’ prior written demand upon the Company; or (b) obtain from the Company, upon written demand and upon the tender of a reasonable charge therefor (the amount of which charge shall be stated to the Holder by the Company upon request), a copy of the Note Register as of the most recent date for which it has been compiled or as of a date specified by the Holder subsequent to the date of demand.  The Note Register shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the Note Register is to be compiled.

Section 10.            Governing Law.

This Note shall be governed by and for all purposes shall be construed in accordance with the laws of the State of West Virginia, without regard to its choice of law principles.

                                             SUMMIT FINANCIAL GROUP, INC.

By:	/s/ Robert S. Tissue
Print Name:	Robert S. Tissue
Title:	Senior Vice President, Chief Financial Officer

Witness:

_/s/ Teresa D. Ely___________
Corporate Secretary